Exhibit 99.1
Chord Energy Corporation Reports Third Quarter 2022 Earnings, Declares Base and Variable Dividends, Issues Fourth Quarter Outlook
Houston, Texas — November 2, 2022 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord”, “Chord Energy” or the “Company”) today reported financial and operating results for the quarter ending September 30, 2022, declared base and variable dividends and provided an updated outlook for the business. The Company completed the merger of equals transaction between Oasis Petroleum Inc. (“Oasis”) and Whiting Petroleum Corporation (“Whiting”) on July 1, 2022. The results for the third quarter of 2022 discussed within this release represent the consolidated results for Chord. The results for the nine months ended September 30, 2022 include the consolidated results for Chord for the third quarter of 2022 plus the results of legacy Oasis for the period prior to completion of the merger of equals on July 1, 2022, unless otherwise noted.
3Q22 Operational and Financial Highlights:
•Produced 172.5 MBoe/d in 3Q22, above the high-end of guidance released in August 2022. Oil volumes of 96.2 MBo/d exceeded the mid-point of the guidance;
•E&P and other CapEx was $230.1MM in 3Q22, below the low-end of August 2022 guidance largely due to timing. Full year 2022 CapEx guidance is unchanged;
•Combined LOE and GPT costs were below the mid-point of August 2022 guidance;
•Net cash provided by operating activities was $783.6MM and net income from continuing operations was $941.6MM;
•Adjusted EBITDA(1) was $564.6MM and Adjusted Free Cash Flow(1) was $325.7MM;
•Total return of capital for 3Q22 set at 85% of Adjusted Free Cash Flow;
•Declared a base-plus-variable cash dividend of $3.67 per share of common stock. The dividend will be payable on November 29, 2022 to shareholders of record as of November 15, 2022;
•Repurchased approximately $125MM, or approximately 1.2MM shares during 3Q22 at a weighted average price per share of $106.25;
•Cash of $658.9MM exceeded debt of $400.0MM, as of September 30, 2022;
•Monetized 16MM units of Crestwood Equity Partners LP (NASDAQ: CEQP) (“Crestwood”) for net proceeds (pre-tax) of $428.2MM. As of September 30, 2022, Chord owned approximately 5MM Crestwood units (less than 5% of Crestwood’s units outstanding);
•Received $13.7MM distributions from Crestwood in 3Q22 (included in Adjusted EBITDA);
•Progressed integration activities associated with the merger. Chord continues to expect approximately $100MM or more of combined capital, operating and G&A synergies;
•Published sustainability letter to stakeholders outlining Chord’s commitment to transparent reporting of its environmental, social and governance (“ESG”) performance. Highlights include reduced greenhouse gas (“GHG”) and methane intensity, and improved freshwater intensity. We remain focused on reducing GHG and methane emissions, and enhancing best practices and training to minimize the likelihood of safety incidents among employees and contractors. The letter and ESG metrics for 2019, 2020, and 2021 can be found at https://www.chordenergy.com/sustainability/.

(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States Generally Accepted Accounting Principles (“GAAP”).

“Chord Energy had strong operating performance in the third quarter which supported significant free cash flow and our peer-leading return of capital framework,” said Danny Brown, Chord Energy’s President and Chief Executive Officer. “This performance combined with Chord’s pristine balance sheet allows us to return to shareholders approximately $277MM, or 85% of Adjusted Free Cash Flow generated during the quarter. Additionally, we successfully monetized approximately 76% of our Crestwood ownership, unlocking additional value for our shareholders and further strengthening our balance sheet. Chord is making significant progress on the integration and remains confident in our ability to create a stronger, more efficient organization. Chord’s deep economic inventory, strong margins, low leverage and capital discipline make for a compelling outlook. We remain committed to delivering value to our shareholders while operating in a safe and sustainable manner.”
3Q22 Operational and Financial Update
The following table presents select 3Q22 operational and financial data compared to 3Q22 guidance released in August 2022.

Metric	3Q22 Actual	3Q22 Guidance
Oil Volumes (Mbbl/d)	96.2	94.2 - 97.2
Total Volumes (Mboe/d)	172.5	162.5 - 167.5
Oil Premium to WTI ($/Bbl)	$1.63	$1.00 - $3.00
Gas and NGL Revenue ($/Boe)	$33.04	$28.00 - $32.00
LOE ($/Boe)	$9.86	$9.35 - $10.15
Cash GPT ($/Boe)(1)	$2.39	$2.25 - $3.05
Cash G&A ($MM)(1,2)	$16.3	$22.5 - $25.5
Production Taxes (% of oil, NGL and gas sales)	7.9%	7.7% - 8.1%
E&P & Other CapEx ($MM)(3)	$230.1	$265 - $295
Cash Interest ($MM)(1)	$8.9	$9.0 - $10.5
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)Excludes $55.6MM of cash-related costs directly attributable to the merger for severance, advisory, legal and other fees.
(3)Excludes capitalized interest of $1.3MM.

During the three months ended September 30, 2022, net cash provided by operating activities was $783.6MM and net income from continuing operations was $941.6MM ($21.84/diluted share). Adjusted EBITDA was $564.6MM, Adjusted Free Cash Flow was $325.7MM and Adjusted Net Income was $310.4MM ($7.20/diluted share). Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
Crestwood Ownership Update
On September 12, 2022, the Company sold 16,000,000 common units in Crestwood for pre-tax net proceeds of $428.2MM, representing approximately 76% of its ownership position. Chord expects to pay approximately $10MM – $15MM of cash taxes related to the divestment. Upon completion of the sale, on September 15, 2022, both Chord designated directors resigned from the Board of Directors of Crestwood Equity GP LLC, the general partner of Crestwood, pursuant to the terms of the director nomination agreement between the Company and Crestwood. The Company owns 4,985,668 Crestwood common units, representing less than 5% of Crestwood’s issued and outstanding common units.
Updated Outlook
Chord is providing a 4Q22 outlook which reflects the Company’s most recent forecasts. 3Q22 volumes were above the mid-point of guidance largely reflecting strong well performance; however, over the course of the quarter, Chord experienced delays in completing certain wells due to mechanical issues which shifted some CapEx from 3Q22 to 4Q22. FY22 CapEx estimate of $730MM – $750MM was reduced from the August update of $730MM – $760MM. Chord’s fourth quarter volumes guidance reflects the delay in new wells coming online, additional downtime of surrounding wells shut-in to facilitate hydraulic fracturing operations and the impact of a power disruption which resulted in nearly half of Sanish ESPs being knocked offline. Total current production estimates for 2H22 are above the mid-point of August guidance.

The following table presents select operational and financial guidance for 4Q22.

Metric	4Q22
Oil Volumes (Mbbl/d)	97.5 – 100.5
Gas Volumes (MMcf/d)	217.0 – 223.0
NGL Volumes (Mbbl/d)	36.5 – 37.5
Total Volumes (Mboe/d)	170.0 – 175.0
Oil Premium to WTI ($/Bbl)	$0.50 – $2.50
Gas Realization (% of NYMEX)	65% – 75%
NGL Realization (% of WTI)	25% – 35%
LOE ($/Boe)	$9.20 – $10.00
Cash GPT ($/Boe)	$2.05 – $2.65
Cash G&A ($MM)(1)	$14.8 – $17.8
Production Taxes (% of oil, NGL and gas sales)	7.8% – 8.2%
E&P & Other CapEx ($MM)	$170 – $200
Cash Interest ($MM)	$8.5 – $9.5
___________________
(1)Excludes merger-related costs.

4Q22 cash taxes are expected to approximate $10MM – $20MM, plus an additional $10MM – $15MM of cash taxes associated with the divestment of Crestwood units.

Select Operational and Financial Data
The following table presents select operational and financial data from continuing operations, unless otherwise noted, for the periods presented. Effective July 1, 2022, the Company reported crude oil, NGLs and natural gas on a three-stream basis. Periods prior to July 1, 2022 were reported on a two-stream basis. This change impacts the comparability between periods.

	3Q22	2Q22	3Q21(1)
Production data:
Crude oil (Bbl/d)	96,201	41,174	31,896
Natural gas (Mcf/d)(2)	225,524	137,431	119,448
NGLs (Bbl/d)(2)	38,693	—	—
Total production (Boe/d)(2)	172,481	64,079	51,804
Percent crude oil	55.8%	64.3%	61.6%
Average sales prices:
Crude oil, without realized derivatives ($ per Bbl)	$93.13	$111.79	$70.12
Differential to NYMEX WTI ($ per Bbl)	1.63	2.82	0.43
Crude oil, with realized derivatives ($ per Bbl)	73.34	78.71	43.81
Crude oil realized derivatives ($MM)	(175.2)	(124.0)	(77.2)
Natural gas, without realized derivatives ($ per Mcf)(2)	6.06	9.57	6.91
Natural gas, with realized derivatives ($ per Mcf)(2)	4.39	8.62	6.52
Natural gas realized derivatives ($MM)	(34.7)	(11.9)	(4.3)
NGL, without realized derivatives ($ per Bbl)(2)	29.82	—	—
NGL, with realized derivatives ($ per Bbl)(2)	29.71	—	—
NGL realized derivatives ($MM)	(0.4)	—	—
Selected financial data ($MM):
Revenues:
Crude oil revenues	$824.3	$418.9	$205.7
Natural gas revenues(2)	125.7	119.7	75.7
NGL revenues(2)	106.2	—	—
Purchased oil and gas sales	132.7	250.5	87.4
Other services revenues	—	0.3	0.1
Total revenues	$1,188.9	$789.4	$368.9
Net cash provided by operating activities(1)	$783.6	$396.4	$294.4
Non-GAAP financial measures:
Adjusted EBITDA	$564.6	$261.7	$116.4
Adjusted FCF	325.7	208.7	67.5
Adjusted Net Income	310.4	157.8	35.3
Select operating expenses:
Lease operating expenses (“LOE”)	$156.4	$67.7	$44.9
Gathering, processing and transportation (“GPT”)	35.5	31.8	30.0
Purchased oil and gas expenses	132.6	252.1	85.8
Production taxes	83.5	40.1	18.4
Depreciation, depletion and amortization	141.0	42.1	24.0
Total select operating expenses	$549.0	$433.8	$203.1
___________________
(1)The OMP Merger was completed on February 1, 2022 and qualified for reporting as a discontinued operation. The amounts in the table above for 3Q21 were recast to reflect the results from continuing operations, except for net cash provided by operating activities which was not required to be recast in accordance with GAAP.
(2)Beginning in 3Q22, the Company reported crude oil, NGLs and natural gas on a three-stream basis. Prior to 3Q22, the Company reported crude oil and natural gas (including NGLs) on a two-stream basis. This change impacts comparability between periods.

Capital Expenditures
The following table presents the Company’s total capital expenditures (“CapEx”) from continuing operations by category for the periods presented:

	1Q22	2Q22	3Q22	YTD22
CapEx ($MM):
E&P	$62.9	$46.0	$224.8	$333.7
Other(1)	0.6	0.9	6.6	8.1
Total E&P and other CapEx	63.5	46.9	231.4	341.8
Acquisitions(2,3)	—	(4.8)	2.4	(2.4)
Total CapEx	$63.5	$42.1	$233.8	$339.4
___________________
(1)Includes capitalized interest of $0.6MM for 1Q22, $0.9MM for 2Q22 and $1.3MM for 3Q22.
(2)2Q22 includes customary post-close adjustments to the purchase price of the Company’s acquisition of oil and gas properties in the Williston Basin from Diamondback Energy Inc.
(3)3Q22 excludes amounts related to the merger of equals with Whiting.
Dividend Declaration
Chord declared a base-plus-variable cash dividend of $3.67 per share of common stock. The dividend will be payable on November 29, 2022 to shareholders of record as of November 15, 2022. The base-plus-variable dividend was declared in connection with Chord’s previously announced plan to return 75%+ of capital to shareholders per quarter at leverage levels less than 0.5x. The total $3.67 per share dividend reflects a quarterly base dividend of $1.25 per share of common stock and quarterly variable dividend of $2.42 per share of common stock. Additional details regarding the calculation of the variable dividend can be found in the Company’s new investor presentation located on its website.
Credit Facility Amendment
On October 31, 2022, Chord entered into its Second Amendment to Amended and Restated Credit Agreement, resulting in the borrowing base increasing from $2B to $2.75B and the elected commitment amount increasing from $800MM to $1B. On September 30, 2022, Chord had a cash balance of $658.9MM, no amounts drawn on its credit facility and $400.0MM of senior unsecured notes.

Contact:
Chord Energy Corporation
Danny Brown, President and Chief Executive Officer
Michael Lou, Executive Vice President and Chief Financial Officer
Bob Bakanauskas, Managing Director, Investor Relations
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:
Date:         Thursday, November 3, 2022
Time:        10:00 a.m. Central Time
Live Webcast:     https://app.webinar.net/zDjVxQAxY2m
Sell-side analysts wishing to ask a question may use the following dial-in:
Dial-in:     (888) 317-6003
Intl. Dial-in: (412) 317-6061
Conference ID:     6295781
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Thursday, November 10, 2022 by dialing:
Replay dial-in:     (877) 344-7529
Intl. replay:     (412) 317-0088
Replay access:     6819360
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com

Forward-Looking Statements
Certain statements in this press release concerning the merger between Oasis and Whiting, including any statements regarding Chord’s credit facility, the results, effects, benefits and synergies of the merger, future opportunities for Chord, future financial performance and condition, guidance and any other statements regarding Chord’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, the merger and the anticipated impact of the merger on Chord’s results of operations, financial position, growth opportunities and competitive position.
These statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger, the ultimate timing, outcome and results of integrating the operations of Oasis and Whiting, the effects of the business combination on Chord, including Chord’s future financial condition, results of operations, strategy and plans, the ability of Chord to realize anticipated synergies in the timeframe expected or at all, changes in crude oil, NGL and natural gas prices, war and political instability in Ukraine and the effect on commodity prices due to the ongoing conflict in Ukraine, developments in the global economy, the impact of pandemics such as COVID-19, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business, the fact that operating costs and business disruption may be greater than expected following the consummation of the merger and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in the final prospectus and definitive proxy statement filed by the Company on May 24, 2022, Oasis’ (now Chord’s) and Whiting’s most recently filed Annual Reports on Form 10-K (as may be amended), subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets in the Williston Basin. Chord is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at https://www.chordenergy.com.

Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2022	December 31, 2021

	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$658,857	$172,114
Accounts receivable, net	717,149	377,202
Inventory	60,956	28,956
Prepaid expenses	13,339	6,016
Derivative instruments	3,061	—
Other current assets	582	1,836
Current assets held for sale	—	1,029,318
Total current assets	1,453,944	1,615,442
Property, plant and equipment
Oil and gas properties (successful efforts method)	4,926,278	1,395,837
Other property and equipment	75,434	48,981
Less: accumulated depreciation, depletion and amortization	(345,648)	(124,386)
Total property, plant and equipment, net	4,656,064	1,320,432
Derivative instruments	52,110	44,865
Investment in unconsolidated affiliate	138,452	—
Long-term inventory	22,009	17,510
Operating right-of-use assets	26,954	15,782
Deferred tax assets	183,495	—
Other assets	22,107	12,756
Total assets	$6,555,135	$3,026,787

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$32,709	$2,136
Revenues and production taxes payable	575,372	270,306
Accrued liabilities	476,636	150,674
Accrued interest payable	9,759	2,150
Derivative instruments	366,605	89,447
Advances from joint interest partners	3,609	1,892
Current operating lease liabilities	11,870	7,893
Other current liabilities	12,205	1,046
Current liabilities held for sale	—	699,653
Total current liabilities	1,488,765	1,225,197
Long-term debt	393,782	392,524
Deferred tax liabilities	—	7
Asset retirement obligations	119,757	57,604
Derivative instruments	37,898	115,282
Operating lease liabilities	14,380	6,724
Other liabilities	29,740	7,876
Total liabilities	2,084,322	1,805,214
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 120,000,000 shares authorized; 43,601,102 shares issued and 41,555,328 shares outstanding at September 30, 2022; 60,000,000 shares authorized, 20,147,199 shares issued and 19,276,181 shares outstanding at December 31, 2021	438	200
Treasury stock, at cost: 2,045,774 shares at September 30, 2022 and 871,018 at December 31, 2021	(224,845)	(100,000)
Additional paid-in capital	3,469,622	863,010
Retained earnings	1,225,598	269,690
Chord share of stockholders’ equity	4,470,813	1,032,900
Non-controlling interests	—	188,673
Total stockholders’ equity	4,470,813	1,221,573
Total liabilities and stockholders’ equity	$6,555,135	$3,026,787

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(In thousands, except per share data)
Revenues
Oil, NGL and gas revenues	$1,056,146	$281,474	$2,088,215	$781,459
Purchased oil and gas sales	132,697	87,382	542,653	276,349
Other services revenues	—	121	324	542
Total revenues	1,188,843	368,977	2,631,192	1,058,350
Operating expenses
Lease operating expenses	156,397	44,889	287,195	146,373
Other services expenses	—	26	123	47
Gathering, processing and transportation expenses	35,549	30,028	99,759	90,920
Purchased oil and gas expenses	132,625	85,828	546,310	275,789
Production taxes	83,535	18,445	159,473	50,933
Depreciation, depletion and amortization	141,047	23,975	227,856	83,976
Exploration and impairment	910	263	1,698	1,941
General and administrative expenses	102,226	20,088	151,415	61,500
Total operating expenses	652,289	223,542	1,473,829	711,479
Gain on sale of assets	755	5,405	2,595	228,473
Operating income	537,309	150,840	1,159,958	575,344
Other income (expense)
Net gain (loss) on derivative instruments	337,409	(101,790)	(128,766)	(550,342)
Net gain from investment in unconsolidated affiliate	75,093	—	38,977	—
Interest expense, net of capitalized interest	(8,645)	(7,156)	(22,810)	(23,444)
Other income (expense)	(864)	(139)	2,186	(793)
Total other income (expense), net	402,993	(109,085)	(110,413)	(574,579)
Income from continuing operations before income taxes	940,302	41,755	1,049,545	765
Income tax benefit	1,307	—	3,352	—
Net income from continuing operations	941,609	41,755	1,052,897	765
Income (loss) from discontinued operations attributable to Chord, net of income tax	(59,858)	30,195	425,696	100,957
Net income attributable to Chord	$881,751	$71,950	$1,478,593	$101,722
Basic earnings attributable to Chord per share:
Basic from continuing operations	$22.79	$2.11	$39.28	$0.04
Basic from discontinued operations	(1.45)	1.52	15.88	5.07
Basic total	$21.34	$3.63	$55.16	$5.11
Diluted earnings attributable to Chord per share:
Diluted from continuing operations	$21.84	$2.01	$37.02	$0.04
Diluted from discontinued operations	(1.39)	1.45	14.97	4.92
Diluted total	$20.45	$3.46	$51.99	$4.96
Weighted average shares outstanding:
Basic	41,318	19,812	26,806	19,905
Diluted	43,107	20,786	28,438	20,508

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2022	2021

	(In thousands)
Cash flows from operating activities:
Net income including non-controlling interests	$1,480,904	$129,376
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	227,856	112,581
Gain on sale of assets	(521,495)	(228,473)
Impairment	1,073	5
Deferred income taxes	66,668	—
Net loss on derivative instruments	128,766	550,342
Net gain from investment in unconsolidated affiliate	(38,977)	—
Equity-based compensation expenses	40,351	11,187
Deferred financing costs amortization and other	1,241	18,811
Working capital and other changes:
Change in accounts receivable, net	(13,007)	(65,324)
Change in inventory	2,199	2,408
Change in prepaid expenses	7,708	4,509
Change in accounts payable, interest payable and accrued liabilities	57,581	118,942
Change in other assets and liabilities, net	4,766	(9,618)
Net cash provided by operating activities	1,445,634	644,746
Cash flows from investing activities:
Capital expenditures	(303,140)	(143,201)
Acquisitions, net of cash acquired	(148,363)	(74,500)
Proceeds from divestitures, net of cash divested	155,728	373,892
Costs related to divestitures	(11,368)	(2,785)
Derivative settlements	(487,394)	(242,437)
Proceeds from sale of investment in unconsolidated affiliate	428,231	—
Distributions from investment in unconsolidated affiliate	40,607	—
Net cash used in investing activities	(325,699)	(89,031)
Cash flows from financing activities:
Proceeds from revolving credit facilities	1,035,000	384,500
Principal payments on revolving credit facilities	(1,020,000)	(884,500)
Proceeds from issuance of senior unsecured notes	—	850,000
Cash paid to settle Whiting debt	(2,154)	—
Deferred financing costs	(3,938)	(20,480)
Proceeds from issuance of OMP common units, net of offering costs	—	86,592
Common control transaction costs	—	(5,453)
Purchases of treasury stock	(124,845)	(14,560)
Tax withholding on vesting of equity-based awards	(36,768)	—
Dividends paid	(500,106)	(102,123)
Distributions to non-controlling interests	—	(20,443)
Payments on finance lease liabilities	(570)	(1,107)
Proceeds from warrants exercised	17,520	241
Net cash provided by (used in) financing activities	(635,861)	272,667
Increase in cash and cash equivalents	484,074	828,382
Cash and cash equivalents:
Beginning of period	174,783	20,226
End of period	$658,857	$848,608
Supplemental non-cash transactions:
Change in accrued capital expenditures	$41,348	$13,014
Change in asset retirement obligations	412	(389)
Non-cash consideration exchanged in Whiting merger	2,585,211	—
Investment in unconsolidated affiliate	568,312	—
Note receivable from divestiture	—	2,900
Contingent consideration from Permian Basin Sale	—	32,860
Dividends payable	27,256	—

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as gathering, processing and transportation (“GPT”) expenses less non-cash valuation charges on pipeline imbalances and non-cash mark-to-market adjustments on transportation contracts classified as derivative instruments. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices, and without regard to the non-cash mark-to-market adjustments on transportation contracts classified as derivative instruments.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(In thousands)
GPT	$35,549	$30,028	$99,759	$90,920
Pipeline imbalances	(4,582)	547	(3,439)	1,656
Mark-to-market adjustments on derivative transportation contracts	6,939	—	6,939	—
Cash GPT	$37,906	$30,575	$103,259	$92,576
Cash G&A
The Company defines Cash G&A as total general and administrative (“G&A”) expenses less merger costs, non-cash equity-based compensation expenses, G&A expenses attributable to shared service allocations and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.

The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(In thousands)
General and administrative expenses	$102,226	$20,088	$151,415	$61,500
Merger costs(1)	(73,443)	—	(82,817)	—
Equity-based compensation expenses	(12,844)	(4,144)	(22,460)	(10,519)
G&A expenses attributable to shared services	—	(4,387)	(1,624)	(14,416)
Other non-cash adjustments	369	(1,025)	(1,884)	(675)
Cash G&A	$16,308	$10,532	$42,630	$35,890
___________________
(1)Includes costs directly attributable to the merger of equals with Whiting, including $55.6 million and $65.0 million of cash-related costs for severance, advisory, legal and other fees for the three and nine months ended September 30, 2022, respectively, as well as $17.8 million for the three and nine months ended September 30, 2022 related to the non-cash acceleration of equity-based compensation expenses for certain officers terminated immediately upon completion of the merger.
Cash Interest
The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(In thousands)
Interest expense	$8,645	$7,156	$22,810	$23,444
Capitalized interest	1,323	578	2,803	1,539
Amortization of deferred financing costs	(1,097)	(825)	(2,816)	(12,791)
Cash Interest	$8,871	$6,909	$22,797	$12,192
Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses and impairment expenses and other similar non-cash or non-recurring charges. The Company defines Adjusted EBITDA from continuing operations as Adjusted EBITDA less Adjusted EBITDA from discontinued operations, plus cash distributions from Oasis Midstream Partners LP (“OMP”). The Company defines Adjusted Free Cash Flow as Adjusted EBITDA from continuing operations less Cash Interest and E&P and other capital expenditures (excluding capitalized interest and acquisition capital).
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.
The following tables present reconciliations of the GAAP financial measures of net income including non-controlling interests and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(In thousands)
Net income including non-controlling interests	$881,751	$83,332	$1,480,904	$129,376
Interest expense, net of capitalized interest	8,645	18,153	26,495	49,421
Income tax (benefit) expense	58,551	—	97,728	—
Depreciation, depletion and amortization	141,047	33,623	227,856	112,581
Merger costs(1)	73,443	—	82,817	—
Exploration and impairment	910	263	1,698	1,941
Gain on sale of assets	(755)	(5,405)	(521,495)	(228,473)
Net (gain) loss on derivative instruments	(337,409)	101,790	128,766	550,342
Realized derivative instruments	(210,228)	(81,443)	(431,332)	(160,018)
Net gain from investment in unconsolidated affiliate	(75,093)	—	(38,977)	—
Distributions from investment in unconsolidated affiliate	13,746	—	40,607	—
Equity-based compensation expenses	12,844	4,287	22,507	11,187
Other non-cash adjustments	(2,842)	816	(2,570)	164
Adjusted EBITDA	564,610	155,416	1,115,004	466,521
Adjusted EBITDA from discontinued operations	—	(57,980)	(12,296)	(169,448)
Cash distributions from OMP and DevCo Interests	—	18,954	—	52,828
Adjusted EBITDA from continuing operations	564,610	116,390	1,102,708	349,901
Cash Interest	(8,871)	(6,909)	(22,797)	(12,192)
E&P and other capital expenditures	(230,069)	(41,973)	(338,997)	(123,035)
Adjusted Free Cash Flow	$325,670	$67,508	$740,914	$214,674

Net cash provided by operating activities	$783,643	$294,383	$1,445,634	$644,746
Interest expense, net of capitalized interest	8,645	18,153	26,495	49,421
Current tax expense	(8,125)	—	31,059	—
Merger costs(1)	55,600	—	64,973	—
Exploration expenses	(163)	263	625	1,936
Realized derivative instruments	(210,228)	(81,443)	(431,332)	(160,018)
Distributions from investment in unconsolidated affiliate	13,746	—	40,607	—
Deferred financing costs amortization and other	2,052	(2,523)	(1,242)	(18,811)
Changes in working capital	(77,718)	(74,233)	(59,245)	(50,917)
Other non-cash adjustments	(2,842)	816	(2,570)	164
Adjusted EBITDA	564,610	155,416	1,115,004	466,521
Adjusted EBITDA from discontinued operations	—	(57,980)	(12,296)	(169,448)
Cash distributions from OMP and DevCo Interests	—	18,954	—	52,828
Adjusted EBITDA from continuing operations	564,610	116,390	1,102,708	349,901
Cash Interest	(8,871)	(6,909)	(22,797)	(12,192)
E&P and other capital expenditures	(230,069)	(41,973)	(338,997)	(123,035)
Adjusted Free Cash Flow	$325,670	$67,508	$740,914	$214,674
___________________
(1)Includes costs directly attributable to the merger of equals with Whiting, including $55.6 million and $65.0 million of cash-related costs for severance, advisory, legal and other fees for the three and nine months ended September 30, 2022, respectively, as well as $17.8 million for the three and nine months ended September 30, 2022 related to the non-cash acceleration of equity-based compensation costs for certain officers terminated immediately upon completion of the merger .

Adjusted Net Income Attributable to Chord and Adjusted Diluted Earnings Attributable to Chord Per Share
Adjusted Net Income Attributable to Chord and Adjusted Diluted Earnings Attributable to Chord Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income Attributable to Chord as net income attributable to Chord after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of our investment in an unconsolidated affiliate, impairment and other similar non-cash charges, (2) merger costs and (3) the impact of taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income Attributable to Chord is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Attributable to Chord Per Share is calculated as (i) Adjusted Net Income Attributable to Chord (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income attributable to Chord to the non-GAAP financial measure of Adjusted Net Income Attributable to Chord and the GAAP financial measure of diluted earnings attributable to Chord per share to the non-GAAP financial measure of Adjusted Diluted Earnings Attributable to Chord Per Share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(In thousands, except per share data)
Net income attributable to Chord	$881,751	$71,950	$1,478,593	$101,722
Net (gain) loss on derivative instruments	(337,409)	101,790	128,766	550,342
Realized derivative instruments	(210,228)	(81,443)	(431,332)	(160,018)
Net gain from investment in unconsolidated affiliate	(75,093)	—	(38,977)	—
Distributions from investment in unconsolidated affiliate	13,746	—	40,607	—
Impairment	1,073	—	1,073	5
Merger costs(1)	73,443	—	82,817	—
Gain on sale of assets	(755)	(5,405)	(521,495)	(228,473)
Amortization of deferred financing costs	1,097	1,072	2,986	14,100
Other non-cash adjustments	(2,842)	816	(2,570)	164
Tax impact(2)	131,708	(4,177)	180,502	(39,767)
Other tax adjustments(3)	(166,041)	(18,857)	(275,358)	(29,585)
Adjusted net income attributable to Chord	310,450	65,746	645,612	208,490
Adjusted net income attributable to Chord from discontinued operations	—	(30,445)	(6,142)	(102,248)
Distributed and undistributed earnings allocated to participating securities	(43)	—	(24)	—
Adjusted net income attributable to Chord from continuing operations	$310,407	$35,301	$639,446	$106,242

Diluted earnings attributable to Chord per share	$20.45	$3.46	$51.99	$4.96
Gain on sale of assets	(0.02)	(0.26)	(18.34)	(11.14)
Net (gain) loss on derivative instruments	(7.83)	4.90	4.53	26.84
Realized derivative instruments	(4.88)	(3.92)	(15.17)	(7.80)
Net loss from investment in unconsolidated affiliate	(1.74)	—	(1.37)	—
Distributions from investment in unconsolidated affiliate	0.32	—	1.43	—
Merger costs(1)	1.70	—	2.91	—
Impairment	0.02	—	0.04	—
Amortization of deferred financing costs	0.03	0.05	0.11	0.69
Other non-cash adjustments	(0.06)	0.04	(0.09)	—
Tax impact(2)	3.06	(0.20)	6.35	(1.94)
Other tax adjustments(3)	(3.85)	(0.91)	(9.68)	(1.44)
Adjusted Diluted Earnings Attributable to Chord Per Share	7.20	3.16	22.71	10.17
Adjusted Diluted Earnings From Discontinued Operations Attributable to Chord Per Share	—	(1.46)	(0.22)	(4.99)
Distributed and undistributed earnings allocated to participating securities	—	—	—	—
Adjusted Diluted Earnings From Continuing Operations Attributable to Chord Per Share	$7.20	$1.70	$22.49	$5.18

Diluted weighted average shares outstanding	43,107	20,786	28,438	20,508

Effective tax rate applicable to adjustment items(2)	24.5%	24.8%	24.5%	22.6%
___________________
(1)Includes costs directly attributable to the merger of equals with Whiting, including $55.6 million and $65.0 million of cash-related costs for severance, advisory, legal and other fees for the three and nine months ended September 30, 2022, respectively, as well as $17.8 million for the three and nine months ended September 30, 2022 related to the non-cash acceleration of equity-based compensation costs for certain officers terminated immediately upon completion of the merger.
(2)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.
(3)Other tax adjustments relate to the change in the deferred tax asset valuation allowance, which is adjusted to reflect the tax impact of the other adjustments using an assumed effective tax rate that excludes its impact.